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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     I hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form S-3 (the "Registration Statement"), filed by Patterson Energy, Inc. ("Patterson") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of information contained in my summary reserve report dated December 16, 1996, relating to the oil and gas reserves and revenues, as of December 31, 1993, 1994 and 1995 and as of September 30, 1996, of certain properties owned by Patterson and all references to me under the headings "Prospectus Summary -- Summary Operating and Oil and Natural Gas Data," "Business and Properties -- Oil and Natural Gas
Operations -- Oil and Natural Gas Reserves" and "Experts" in such Prospectus, and further consent to me being named as an expert therein.

                                      /s/ M. BRIAN WALLACE
                                         M. BRIAN WALLACE, P.E.

Dallas, Texas
December 18, 1996